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                                                                    Exhibit 99.1

                                      FOR IMMEDIATE RELEASE

                                      Contact: Alexander R. Castaldi
                                      Executive Vice President and
                                      Chief Financial and Administrative Officer
                                      203.332.9731

             REMINGTON PRODUCTS COMPANY, L.L.C. COMPLETES NEW ASSET
                         BASED REVOLVING CREDIT FACILITY



Bridgeport, CT., August 23, 2001:  Remington Products Company, L.L.C.
announced today that it has entered into a new $110 million asset based revolving credit facility with Fleet Capital Corporation, as Administrative Agent, and Congress Financial Corporation, as Co-arranger. The initial drawdown under this new facility was used to repay all outstanding borrowings under the Company's former $70 million senior credit facility. The new facility, which will mature on March 31, 2006, will also be used to fund the Company's working capital needs and for general corporate purposes.

Neil P. DeFeo, President and Chief Executive Officer, said: "we are pleased to have Fleet Capital and Congress as our partners on our new credit facility. The additional capital will be instrumental in funding Remington's future growth."

Remington Products Company, L.L.C., is a leading consumer products company focusing on the development and marketing of personal care products. The Company designs and distributes electric shavers and accessories, grooming products, hair care appliances, wellness products, and other small electric consumer appliances. The Company's headquarters are located at 60 Main Street, Bridgeport, Connecticut.

This news release may contain forward-looking statements which include assumptions about future market conditions, operations and results. These statements are based on current expectations and are subject to risks and uncertainties. They are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to our filings made with the Securities and Exchange Commission for a statement of the factors that could cause actual results to differ materially from any forward-looking statements made herein. The Company assumes no obligation to update any such forward-looking statements or advise of changes in the assumptions on which they were based.